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                                                                    Exhibit 16.1

                     [LETTERHEAD OF PRICE WATERHOUSE LLP]


October 27, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                          Odyssey Pictures Corporation
                          ----------------------------

We have read Item 4 of Odyssey Pictures Corporation's Form 8-K dated September 24, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,

/s/ Price Waterhouse LLP